Exhibit n.1

                                  PHOENIX FUNDS

                            2006 AMENDED AND RESTATED
                           PLAN PURSUANT TO RULE 18F-3
                                    UNDER THE
                         INVESTMENT COMPANY ACT OF 1940

                                  PHOENIX FUNDS

                            2006 AMENDED AND RESTATED
                           PLAN PURSUANT TO RULE 18F-3
                                    UNDER THE
                         INVESTMENT COMPANY ACT OF 1940


                                  INTRODUCTION

         The Purpose of this Plan is to specify the attributes of the classes of shares offered by the Phoenix Family of Funds including the expense allocations, conversion features and exchange features of each class, as required by Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"). The Phoenix Funds are comprised of several trusts (each a "Trust" or "Trusts") which in turn are comprised of a number of funds (each a "Fund" or "Funds") offering various classes of shares, all of which are listed on the attached Schedule A. In general, shares of each class will have the same rights and obligations except for one or more expense variables (which will result in different yields, dividends and, in the case of the Trusts' non-money market portfolios, net asset values for the different classes), certain related voting and other rights, exchange privileges, conversion rights and class designation.

                         GENERAL FEATURES OF THE CLASSES

         Shares of each class of a Fund of the Trusts shall represent an equal pro rata interest in such Fund and, generally, shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, designations and terms and conditions, except that:
(a) each class shall have a different designation; (b) each class shall bear any class expenses: (c) each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement and each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class; and (d) each class may have different exchange and/or conversion features.

                        ALLOCATION OF INCOME AND EXPENSES

i.       General.

         The gross income, realized and unrealized capital gains and losses and expenses (other than Class Expenses, as defined below) of each Fund shall be allocated to each class on the basis of its net asset value relative to the net asset value of the Fund.

ii.      Class Expenses.

         Expenses attributable to a particular class ("Class Expenses") shall be limited to Rule 12b-1 and shareholder servicing fees and such other expenses as designated by the Fund's

Treasurer, subject to Board approval or ratification. Class Expenses shall be allocated to the class for which they are incurred.

         In the event that a particular class expense is no longer reasonably allocable by class or to a particular class, it shall be treated as a Fund expense and in the event a Fund expense becomes allocable as a Class Expense, it shall be so allocated, subject to compliance with Rule 18f-3 and Board approval or ratification.

         The initial determination of expenses that will be allocated as Class Expenses and any subsequent changes thereto as set forth in this Plan shall be reviewed by the Board of Trustees and approved by such Board and by a majority of the Trustees who are not "interested persons" of the Fund, as defined in the 1940 Act ("Independent Trustees").

                DESIGNATION OF THE CLASSES AND SPECIFIC FEATURES

         The types of classes of each of the Funds that are money market portfolios operating pursuant to Rule 2a-7 under the 1940 Act ("Money Market Funds") are: "A Shares" and "Institutional Shares", and, in the case of the Phoenix Insight Money Market Fund, "Exchange Shares". Types of classes of each of the other Funds include: "A Shares", "B Shares", "C Shares", "T Shares", "X Shares", "Y Shares" and "Institutional Shares." To the extent that more than one class is offered by a Fund, each class of such Fund has a different arrangement for shareholder services or distribution or both, as follows:

                                    A SHARES

         A Shares are offered at net asset value plus an initial sales charge as set forth in the then current prospectuses of a Fund, except for the Money Market Funds which are offered at net asset value. The initial sales charge may be waived or reduced on certain types of purchases as set forth in the Fund's then current prospectus. In certain cases, A Shares, other than the Money Market Funds, are also offered subject to a contingent deferred sales charge (subject to certain reductions or eliminations of the sales charge as described in the applicable prospectus).

         A Shares of a Fund pay Phoenix Equity Planning Corporation (the "Distributor") Rule 12b-1 fees of up to 0.25%, (annualized) of the average daily net assets of the Fund's A Shares, with the exception of Phoenix Money Market Fund which pays no 12b-1 fee and the Phoenix Insight Government Money Market Fund, Phoenix Insight Money Market Fund and Phoenix Insight Tax-Exempt Money Market Fund ("Insight Money Market Funds"), each of which pays fees of up to 0.10% under a Rule 12b-1 plan and fees of up to 0.25% under a shareholder servicing plan not adopted under Rule 12b-1. In addition, the Phoenix Market Neutral Fund is authorized to pay an additional 12b-1 fee of 0.05% per annum of the average daily net asset value of A Shares. These fees are used primarily for shareholder servicing activities such as processing purchase, exchange and redemption requests from customers placing orders with the transfer agent; processing dividend and distribution payments from the Funds on behalf of customers; providing information periodically to customers showing their positions in shares; providing sub-accounting with respect to shares beneficially owned by customers or the information necessary for sub-accounting; responding to inquiries from customers concerning their investment in shares; arranging for bank wires and providing such other similar services as may reasonably be requested ("Shareholder Servicing Activities"). A Shares do not have a conversion feature.

                                    B SHARES

         B Shares of a Fund are offered at net asset value without the imposition of any sales charge. B Shares are also offered subject to a contingent deferred sales charge. B Shares of a Fund pay the Distributor fees of 0.25% (annualized) of the average daily net assets of the Fund's B Shares for Shareholder Servicing Activities and a distribution fee of up to 0.75% (annualized) of the average daily net assets of the Fund's B Shares pursuant to a Rule 12b-1 plan (0.50% for Phoenix Multi-Sector Short Term Bond Fund) for distribution related services. Distribution related services include compensation, sales incentives and payments to sales, marketing and service personnel, payment of expenses incurred for advertising and marketing the Funds and the cost of printing Fund prospectuses and Statements of Additional Information for distribution to potential investors ("Distribution Services"). B Shares will automatically convert to A Shares of a portfolio, without a sales charge, at the relative net asset values of each of such classes, not later than eight years (seven years for Phoenix Market Neutral Fund) from the acquisition of the B Shares. The conversion of B Shares to A Shares is subject to the continuing availability of an opinion of counsel or a ruling from the Internal Revenue Service to the effect that the conversion of shares does not constitute a taxable event under Federal income tax law.

                                    C SHARES

         C Shares of a Fund are offered at net asset value without the imposition of any sales charge. C Shares are also offered subject to a contingent deferred sales charge. C Shares of a Fund pay the Distributor fees of 0.25% (annualized) of the average daily net assets of the Fund's C Shares for Shareholder Servicing Activities and a distribution fee of up to 0.75% (annualized) of the average daily net assets of the Fund's C Shares pursuant to a Rule 12b-1 plan (0.25% for Phoenix Multi-Sector Short Term Bond Fund) for Distribution Services. C Shares do not have a conversion feature.

                                    T SHARES

         T Shares of a Fund are offered at net asset value without the imposition of a sales charge. T Shares are also offered subject to a contingent deferred sales charge. T Shares of a Fund pay the Distributor fees of 0.25% (annualized) of the average daily net assets of the Fund's T Shares for Shareholder Servicing Activities and a distribution fee of up to 0.75% (annualized) of the average daily net assets of the Fund's T Shares pursuant to a Rule 12b-1 plan for Distribution Services. T Shares do not have a conversion feature.

                                    X SHARES

         X Shares of a Fund are offered at net asset value without the imposition of any sales charge, Rule 12b-1 or shareholder servicing fees. X Shares do not have a conversion feature.

                                    Y SHARES

         Y Shares of a Fund are offered at net asset value without the imposition of a sales charge. Y Shares of a Fund pay the Distributor a fee of up to 0.25% (annualized) of the average daily net assets of the Fund's Y Shares pursuant to a 12b-1 plan for Shareholder Servicing Activities. Y Shares do not have a conversion feature.

                                 EXCHANGE SHARES

         Exchange Shares of the Phoenix Insight Money Market Fund are offered at net asset value without the imposition of any sales charge.

         Exchange Shares of the Phoenix Insight Money Market Fund pay the Distributor a fee of up to 0.10% (annualized) of the average daily net assets of the Fund's Exchange Shares pursuant to a shareholder servicing plan for Shareholder Servicing Activities. Exchange Shares do not have a conversion feature.

                              INSTITUTIONAL SHARES

         Institutional Shares of a Fund are offered at net asset value without the imposition of any sales charge.

         Institutional Shares of the Funds pay the Distributor a fee of up to 0.25% (annualized) of the average daily net assets of the Funds' Institutional Shares pursuant to a shareholder servicing plan for Shareholder Servicing Activities. Institutional Shares do not have a conversion feature.

                                  VOTING RIGHTS

         Each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement. Each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interest of any other class.

                               EXCHANGE PRIVILEGES

         Shareholders of a class may exchange their shares for shares of another Fund in accordance with Section 11(a) of the 1940 Act, the rules thereunder and the requirements of the applicable prospectuses as follows: Each class of shares of a Fund may be exchanged for the corresponding class of shares of another Fund except for Exchange Shares of the Phoenix Insight Money Market Fund which have no exchange privileges. Shareholders of Class T of Phoenix Multi-Sector Short Term Bond Fund may exchange shares of such class for Class C shares in any other affiliated Phoenix Fund for which exchange privileges are available, at the relative net asset values of the respective shares to be exchanged and with no sales charge, provided the shares to be acquired in the exchange are, as may be necessary, qualified for sale in the shareholder's state of residence and subject to the applicable requirements, if any as to minimum amount.

                                  BOARD REVIEW

         The Board of Trustees shall review this Plan as frequently as they deem necessary. Prior to any material amendments(s) to this Plan, the Trust's Board including a majority of the Board Members who are not interested (including any proposed amendments to the method of allocating class and/or Fund expenses), must find that the Plan is in the best interest of each class of shares of the Trust individually and the Trust as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Board of Trustees of the Trust shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.




























Approved:  August 23, 2006.

                                   SCHEDULE A
                             (as of August 23, 2006)

                                                        Class   Class   Class   Class   Class   Class   Class   Class
                                                        -----   -----   -----   -----   -----   -----   -----   -----
                                                          A       B       C       E       I       T       X       Y
                                                          -       -       -       -       -       -       -       -
Phoenix Adviser Trust
   Phoenix Focused Value Fund                             X               X
   Phoenix Foreign Opportunities Fund                     X               X                               X

Phoenix Asset Trust
   Phoenix CA Intermediate Tax-Free Bond                                                                  X
     Fund
   Phoenix Rising Dividends Fund                          X       X       X                               X
   Phoenix Small-Mid Cap Fund                             X       X       X                               X

Phoenix CA Tax-Exempt Bond Fund                           X       X

Phoenix Equity Series Fund
   Phoenix Growth & Income Fund                           X       X       X

Phoenix Equity Trust
   Phoenix Mid-Cap Value Fund                             X               X
   Phoenix Pathfinder Fund                                X               X
   Phoenix Relative Value Fund                            X               X
   Phoenix Total Value Fund                               X               X
   Phoenix Worldwide Strategies Fund                      X       X       X

Phoenix Insight Funds Trust
   Phoenix Insight Balanced Fund                          X               X               X
   Phoenix Insight Bond Fund                              X               X               X
   Phoenix Insight Core Equity Fund                       X               X               X
   Phoenix Insight Emerging Markets Fund                  X               X               X
   Phoenix Insight Equity Fund                            X               X               X
   Phoenix Insight Government Money Market                X                               X
     Fund
   Phoenix Insight High Yield Bond Fund                   X               X               X
   Phoenix Insight Index Fund                             X                               X
   Phoenix Insight Intermediate Government                X                               X
     Bond Fund
   Phoenix Insight Intermediate Tax-Exempt                X               X               X
     Bond Fund
   Phoenix Insight International Fund                     X               X               X
   Phoenix Insight Money Market Fund                      X                       X       X
   Phoenix Insight Short/Intermediate Bond                X               X               X
     Fund
   Phoenix Insight Small-Cap Growth Fund                  X               X               X
   Phoenix Insight Small-Cap Opportunity Fund             X               X               X
   Phoenix Insight Small-Cap Value Fund                   X               X               X
   Phoenix Insight Tax-Exempt Bond Fund                   X               X               X
   Phoenix Insight Tax-Exempt Money Market                X                               X
     Fund

Phoenix Institutional Mutual Funds
   Phoenix Institutional Bond Fund                                                                        X       X
   Phoenix Low-Duration Core Plus Bond Fund                                                               X       X


                                                        Class   Class   Class   Class   Class   Class   Class   Class
                                                        -----   -----   -----   -----   -----   -----   -----   -----
                                                          A       B       C       E       I       T       X       Y
                                                          -       -       -       -       -       -       -       -
Phoenix Investment Series Fund
   Phoenix Global Utilities Fund                          X               X
   Phoenix Income & Growth Fund                           X       X       X

Phoenix Investment Trust 06
   Phoenix All-Cap Growth Fund                            X       X       X
   Phoenix Nifty Fifty Fund                               X       X       X
   Phoenix Small-Cap Growth Fund                          X       X       X

Phoenix Investment Trust 97
   Phoenix Quality Small-Cap Fund                         X               X                               X
   Phoenix Small-Cap Sustainable Growth Fund              X               X                               X
   Phoenix Small-Cap Value Fund                           X       X       X
   Phoenix Value Equity Fund                              X       X       X

Phoenix Multi-Portfolio Fund
   Phoenix Emerging Markets Bond Fund                     X       X       X
   Phoenix International Strategies Fund                  X       X       X
   Phoenix Real Estate Securities Fund                    X       X       X
   Phoenix Tax-Exempt Bond Fund                           X       X

Phoenix Multi-Series Trust
   Phoenix High Yield Securities Fund                     X               X
   Phoenix Multi-Sector Fixed Income Fund                 X       X       X
   Phoenix Multi-Sector Short Term Bond                   X       X       X                       X
     Fund

Phoenix Opportunities Trust
   Phoenix Bond Fund                                      X       X       X                               X
   Phoenix Earnings Driven Growth Fund                    X       X       X                               X
   Phoenix Growth Opportunities Fund                      X               X

Phoenix PHOLIOs(SM)
   Phoenix Conservative Income PHOLIO                     X               X
   Phoenix Diversifier PHOLIO                             X               X
   Phoenix International PHOLIO                           X               X
   Phoenix Wealth Accumulator PHOLIO                      X               X
   Phoenix Wealth Builder PHOLIO                          X               X
   Phoenix Wealth Guardian PHOLIO                         X               X
   Phoenix Wealth Preserver PHOLIO                        X               X

Phoenix Portfolios
   Phoenix Market Neutral Fund                            X       X       X

Phoenix Series Fund
   Phoenix Balanced Fund                                  X       X       X
   Phoenix Capital Growth Fund                            X       X
   Phoenix Core Bond Fund                                 X       X       X
   Phoenix High Yield Fund                                X       X       X
   Phoenix Mid-Cap Growth Fund                            X       X       X
   Phoenix Money Market Fund                              X


                                                        Class   Class   Class   Class   Class   Class   Class   Class
                                                        -----   -----   -----   -----   -----   -----   -----   -----
                                                          A       B       C       E       I       T       X       Y
                                                          -       -       -       -       -       -       -       -
Phoenix Strategic Equity Series Fund
   Phoenix Dynamic Growth Fund                            X               X
   Phoenix Fundamental Growth Fund                        X               X
   Phoenix Large-Cap Growth Fund                          X       X       X                               X
   Phoenix Strategic Growth Fund                          X       X       X